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                         MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is entered into this 1 day of September 1998, by and among Lipha Americas, Inc., a Delaware corporation with its head office at 1209 Orange Street, Willmington, DE (the "Company"), and Dey, L.P., a Delaware limited partnership with offices at 2751 Napa Valley Corporate Drive, Napa, CA 94558 ("Dey").

                             W I T N E S S E T H :

     WHEREAS, the Company desires that Dey provide certain services to the Company on the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                 THE SERVICES

     Section 1.1 Services. Dey shall provide to the Company the services set forth on Exhibit A (the "Services"). Dey shall use its best efforts to complete the Services, but does not guarantee the achievement of any specific result from the Services.

     Section 1.2 Fee. In exchange for the Services, the Company shall pay to Dey a flat fee of $5,000 paid quarterly in arrears. In addition, the Company shall reimburse Dey for any out-of-pocket costs and expenses incurred by Dey in providing the Services (including, without limitation, legal and accounting fees, telephone expenses and travel expenses) excluding administrative expenses and employment expenses of personnel performing the Services.

     Section 1.3 Reports. If requested by the Company, at the end of each calendar quarter, Dey shall report on the status of the Services.

     Section 1.4 Level of Effort; Officers. Dey shall perform the Services using the level of resources, including personnel, that Dey reasonably determines is appropriate to perform the Services on a timely basis. If requested by the Company, Dey may provide personnel to act as officers of the Company in connection with the performance of the Services.


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                                  ARTICLE II

                                     TERM

     Section 2.1 Term. The term of the Agreement shall commence on the date of this Agreement and continue indefinitely, unless either party terminates the Agreement in the manner set forth in Section 2.2 below.

     Section 2.2 Termination. Either party may terminate the Agreement upon 30 days notice by a written statement signed by a duly authorized representative of the party. Either party may terminate the Agreement in full or in part, with respect to specific services. If the Agreement is terminated for specific services, the parties agree to renegotiate the quarterly fee set forth in
Section 1.2 in good faith; the Agreement shall continue in full force and effect as to the remaining services.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.1 Force Majeure. Any party hereto shall be entitled to suspend performance of this Agreement in the event that it is unable to perform by reason, directly or indirectly, of any act of God, war, riot, civil disturbance, fire, water, act of any government or authority, labor dispute, electrical shortage, failure of communications or common carrier, or any cause beyond the reasonable control of the non-performing party; provided that such non-performing party shall use its best efforts to resume its performance under this Agreement as soon as such event constituting an event of force majeure shall have ended or abated.

     Section 3.2 Costs; Access to Facilities. The Company shall bear any costs or expenses of its employees in connection with the Services. Dey shall have the right for approved representatives to have reasonable access to the Company's files during usual business hours and with reasonable prior notice but only to the extent necessary to perform the delivery of any of the Services.

     Section 3.3 Agency. Dey shall perform the services hereunder as an independent contractor and none of the provisions of this Agreement shall be deemed to constitute a relationship of partnership, agency or joint venturers among the parties.

     Section 3.4 Communications. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) sent by facsimile transmission (with transmission confirmed), (c) sent by overnight courier (with delivery confirmed) or (d) mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses (or at such other address as subsequently shall be given in writing by any party to the other):

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          (a)      If to the Company, to:
                   Lipha Americas, Inc.
                   2571 Nappa Valley Corporate Drive
                   Attention: Chief Financial Officer

          (b)      If to Dey, to:
                   2751 Napa Valley Corporate Drive
                   Napa, CA 94558
                   Attention:  President and Chief Financial Officer

     Section 3.5 Nonassignability; Amendment; Waiver. This Agreement shall not be assignable by either of the parties hereto without the written consent of the other party. This Agreement may not be altered or otherwise amended except pursuant to an instrument in writing signed by the parties hereto.

     Section 3.6 Binding Effect; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns. Nothing in this Agreement expressed or implied is intended to confer on any other person, other than the parties hereto or their permitted assigns, any rights, remedies, agreements, undertakings, obligations or liabilities under or by reason of this Agreement.

     Section 3.7 Article and Section Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, interpretation or effect.

     Section 3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument

     Section 3.9 Severability. If any provision of this Agreement shall finally be determined to be unlawful, then such provision shall be deemed to be deleted from this Agreement and the other provisions of this Agreement shall remain in full force and effect.

     Section 3.10 Entire Agreement. This Agreement (including any Exhibits or other documents referred to herein) constitutes the entire agreement between the parties and supersedes all other prior agreements and understandings, both oral and written, between the parties, with respect to the subject matter hereof.

     Section 3.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws principles.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             LIPHA AMERICAS, INC.

                             By: /s/ Pamela R. Marrs
                                 -------------------------------
                             Name:  Pamela R. Marrs
                             Title: Executive Vice President and
                                      Chief Financial Officer



                             DEY, L.P.
                             By:  Dey, Inc., general partner



                             By: /s/ Charles A. Rice
                                 -------------------------------
                             Name:  Charles A. Rice
                             Title:  President and Chief Executive Officer



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                                                                     EXHIBIT A
                                                                     ---------

                                 THE SERVICES

Finance & Accounting
Legal




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